EXHIBIT 23

                          INDEPENDENT AUDITOR'S CONSENT

         We consent to the incorporation by reference in Registration Statements Nos. 33-90820, 33-90822, 333-42685 and 333-47591 of PennFed Financial Services,
Inc. on Forms S-8, Registration Statement No. 333-20499 of PennFed Financial Services, Inc. on Form S-3 and Registration Statement No. 333-36031 of PennFed Capital Trust I on Form S-2 of our report dated July 28, 1999, appearing in this Annual Report on Form 10-K of PennFed Financial Services, Inc. for the year ended June 30, 1999.




/s/Deloitte & Touche LLP
------------------------
Deloitte & Touche LLP
Parsippany, New Jersey
September 23, 1999